CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of
Additional Information constituting parts of this Post-Effective Amendment No.132 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated
February 11, 2013, relating to the financial statements and financial highlights appearing in the
December 31, 2012 Annual Reports to Shareholders of Vanguard 500 Index Fund, Vanguard Total
Stock Market Index Fund, Vanguard Large-Cap Index Fund, Vanguard Value Index Fund, Vanguard
Growth Index Fund, Vanguard Extended Market Index Fund, Vanguard Mid-Cap Index Fund,
Vanguard Mid-Cap Value Index Fund, and Vanguard Mid-Cap Growth Index Fund, and of our report dated February 14, 2013, relating to the financial statements and financial highlights appearing in the
December 31, 2012 Annual Reports to Shareholders of Vanguard Small-Cap Index Fund, Vanguard
Small-Cap Value Index Fund, and Vanguard Small-Cap Growth Index Fund (comprising Vanguard
Index Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered
Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
April 9, 2013